                                                                   EXHIBIT 99.1

FOR FURTHER INFORMATION:           SANDY FRUHMAN - MEDIA    (713) 497-3123
                                   DENNIS BARBER - INVESTORS  (713) 497-3042


FOR IMMEDIATE RELEASE:            NOVEMBER 10, 2003



              RELIANT RESOURCES REPORTS THIRD QUARTER 2003 RESULTS

HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) reported a loss from continuing operations of $791 million, or $2.69 per share, for the third quarter of 2003, compared to income from continuing operations of $108 million, or $0.37 per share, for the same period of 2002. Excluding the previously announced goodwill impairment and settlement with the Federal Energy Regulatory Commission (FERC), the company earned $218 million, or $0.74 per share, from continuing operations in the third quarter of 2003.

"Our retail business performed exceptionally well, and our wholesale business turned in a solid performance in spite of continued weak market conditions," said Joel Staff, chairman and CEO. "We also moved forward with actions to enhance the future performance of our company. Our retail business has been very successful in adding customers both in Texas and in the Northeast. In relation to our wholesale business, we are making good progress in the strategic review of our asset portfolio and in creating a business model that is appropriate for the environment in which we are operating," Staff added.

Reliant Resources' 2003 third-quarter reported loss from continuing operations reflected a goodwill impairment of $985 million related to the company's investment in its wholesale segment; a $37 million, pre-tax charge related to the settlement with the FERC of various outstanding western market investigations; and increased interest expense, resulting primarily from the company's $1.1 billion capital market issuance in July 2003.

For the first nine months of 2003, the company reported a loss from continuing operations of $873 million, or $2.98 per share, compared to income from continuing operations of $299 million, or $1.02 per diluted share, for the same period of 2002. In addition to the factors listed above, 2003 year-to-date results reflected weaker results from the wholesale segment in the first half of 2003 compared to the same period in 2002 and increased interest expense. A more detailed discussion of the factors contributing to the third-quarter and year-to-date loss can be found below under "Segment Earnings Detailed."

                                     -more-

                          SEGMENT EARNINGS DETAILED

RETAIL ENERGY
-------------

The company's retail energy segment produced earnings before interest and taxes
(EBIT) of $371 million in the third quarter of 2003, compared to $241 million of EBIT in the third quarter of 2002. The improvement in third-quarter 2003 EBIT is a result of increased margins from the sales of electricity and from the true-up of estimates from prior periods, partially offset by increased ERCOT load-related fees. The year-over-year comparison was also affected by an $89 million charge in the third quarter of 2002 for a payment to CenterPoint Energy, Inc. That charge was not repeated in the third quarter of 2003.

Retail energy EBIT for the first nine months of 2003 was $496 million, compared to $489 million for the same period of 2002. In addition to the items discussed above, 2003 results include a $47 million accrual for a payment to CenterPoint Energy, compared to $89 million in 2002. Results for the first nine months of 2003 also reflect $29 million of higher costs due to increased staffing, customer-related costs and other administrative costs, as well as increased marketing costs and increased corporate overhead.

Due to a change in accounting rules (EITF No. 02-03), the results of operations related to the company's contracted electricity sales to large commercial, industrial and institutional customers and the related supply costs are not comparable between 2002 and 2003. Prior to 2003, the company used mark-to-market accounting for earnings for a substantial portion of its contracted electricity sales. The company has discontinued the use of mark-to-market accounting for these contracts. Earnings related to contracted electricity sales are now recognized as the volumes are delivered. The following table presents adjustments to convert results of operations to accrual accounting on a comparable basis:

                                                                                              Year-to-Date
                                                                       Third Quarter          September 30
                                                                    --------------------- -------------------
       Adjustments ($ millions)                                        2003       2002       2003       2002
       ------------------------                                        ----       ----       ----       ----
       EBIT, as reported                                               $371       $241       $496       $489
       Elimination of net mark-to-market gains recorded in 2002
       related to volumes to be delivered in future periods
                                                                         --        (42)        --        (27)
       Volumes  delivered  but gains  were  recorded  in  previous
       periods                                                           19         --         50         --
                                                                    -----------------------------------------
       EBIT adjusted to convert results of operations to accrual
       accounting on a comparable basis                                $390       $199       $546       $462

As of September 30, 2003, the company's retail energy segment had $42 million of unrealized gains recorded in prior years that will be realized and collected upon the delivery of related volumes ($15 million in the remainder of 2003 and $27 million in 2004 and beyond).


                                     -more-

WHOLESALE ENERGY
----------------

The wholesale energy segment reported a loss before interest and taxes of $876 million in the third quarter of 2003, compared to EBIT of $91 million in the third quarter of 2002. Excluding the previously announced goodwill impairment and FERC settlement, the wholesale segment produced EBIT of $146 million.

The increase in EBIT, excluding the goodwill impairment and FERC settlement mentioned above, was primarily the result of reductions in general and administrative and operations and maintenance expenses, some of which were deferred into the fourth quarter of 2003. The year-over-year comparison was also impacted by a net $15 million refund reserve provision for California energy sales and a $37 million impairment charge related to turbines recorded in the 2002 period. Neither of these charges was repeated in 2003. Depreciation and amortization expense, in the third quarter of 2003, includes a $14 million charge related to the retirement of two generating units at the Sayreville power plant in New Jersey and two units at the Etiwanda power plant in California.

For the nine months ended September 30, 2003, wholesale energy's EBIT was $114 million, excluding the goodwill impairment and FERC settlement referenced above, compared to EBIT of $218 million for the same period of 2002. In addition to the factors affecting third-quarter results, 2003 year-to-date results include: a trading loss of approximately $80 million; lower trading margins reflecting the significantly reduced scope of the company's trading activities; the expiration of certain power sales contracts that benefited 2002 results; and increased operations and maintenance expenses. Partially offsetting the declines were the net reduction of California-related provisions of $75 million in 2003 and improved margins from the company's Mid-Atlantic coal plants due to higher power prices driven by increased natural gas prices.


OTHER OPERATIONS
----------------

The company's other operations segment recorded a loss before interest and taxes of $4 million for the third quarter of 2003, compared to a loss before interest and taxes of $50 million in the third quarter of 2002. Results for the third quarter of 2002 included a $47 million, non-cash charge related to the accounting settlement of certain benefit obligations associated with the company's separation from CenterPoint Energy.

For the nine months ended September 30, 2003, the other operations segment recorded a loss before interest and taxes of $23 million, compared to a loss before interest and taxes of $60 million for the same period in 2002.


INTEREST EXPENSE
----------------

Interest expense for the third quarter of 2003 was $154 million, compared to $93 million for the same period of 2002. The increase is primarily due to a $31 million write-off of deferred financing costs and increased interest rates resulting from the company's capital market transactions in June and July of this year. The company also had higher levels of borrowing, higher interest rates and an increase in amortization of deferred financing costs related to the March 2003 refinancing of its bank debt.
                                     -more-

Interest expense for the nine months ended September 30, 2003, was $365 million, compared to $178 million for the same period of 2002. The increase was due to the same factors mentioned above for the third quarter.

DISCONTINUED OPERATIONS
-----------------------

Effective February 2003, Reliant Resources began reporting its European energy segment as discontinued operations. This is a result of the company's agreement to sell its European energy operations to nv Nuon, a Netherlands-based electricity distributor. The company also reports results from the Desert Basin plant in discontinued operations as a result of its July 2003 agreement to sell the plant to the Salt River Project. The Desert Basin plant sale was completed in October.

The company recorded a loss from discontinued operations of $125 million for the third quarter of 2003, compared to a loss of $58 million for the same period of 2002. Included in the third-quarter 2003 loss from discontinued operations is a $53 million increase in the estimated loss on the anticipated disposition of the European energy segment and a $75 million loss on disposition of the Desert Basin plant.

The loss from discontinued operations for the first nine months of 2003 was $478 million, which included losses of $393 million on the anticipated disposition of the European energy segment and $75 million for the Desert Basin plant. For the same period of 2002, the company reported $24 million of income from discontinued operations.


                                OUTLOOK FOR 2003

Excluding the previously announced goodwill impairment and FERC settlement charge referred to above, the company maintains its 2003 earnings outlook for adjusted income from continuing operations of $0.10 per share. In addition to the items mentioned above, the earnings outlook excludes the accrual for a payment to CenterPoint Energy under Texas deregulation legislation and the net reduction of California-related reserves and includes gains recorded in prior periods that will be realized/collected in 2003 (impact of transitioning from mark-to-market to accrual accounting [EITF Issue No. 02-03]).


 2003 EARNINGS/LOSS PER SHARE FROM CONTINUING OPERATIONS OUTLOOK RECONCILIATION

Adjusted income from continuing operations outlook                                          $0.10
Accrual for payment to CenterPoint Energy under Texas deregulation
    legislation                                                                             (0.10)
Net reduction of California-related reserves                                                 0.19
October 2, 2003 FERC settlement                                                             (0.08)
Gains recorded in prior periods that will be realized/collected in 2003 (EITF No.
    02-03)                                                                                  (0.14)
Goodwill impairment                                                                         (3.36)
                                                                                       -------------
Loss from continuing operations outlook (on GAAP basis)                                  $ ($3.39)
                                                                                       =============

                                     -more-

                      WEBCAST OF EARNINGS CONFERENCE CALL

Reliant Resources has scheduled its third-quarter 2003 earnings conference call at 10:30 a.m., central time, Monday, November 10, 2003. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com in the investor relations section. A replay of the call can be accessed approximately two hours after the completion of the call. Reliant Resources will use a slide presentation to facilitate the conference call discussion. A copy of the presentation may be obtained via the company's website. The presentation includes forward-looking statements, which are based on information as of the date of the particular statement. We undertake no obligation to publicly update or revise any of the presentation material described above, including any forward-looking statements.

Reliant Resources, Inc. (NYSE: RRI), based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.



                         SEGMENT RESULTS OF OPERATIONS
                            (UNAUDITED, IN MILLIONS)

                                                      Three Months Ended September 30, 2003
                                     ----------------------------------------------------------------------
                                         Retail        Wholesale      Other Operations       Consolidated
                                         Energy          Energy
                                     --------------- --------------- ------------------ -------------------
Operating income (loss)                $       378     $      (882)    $        (4)       $      (508)
Income of equity investments                     -               3               -                  3
Other, net                                      (7)              3               -                 (4)
                                     --------------- --------------- ------------------ -------------------
  Earnings (loss) before interest
    and income taxes                   $       371     $      (876)    $        (4)       $      (509)
Interest expense, net                                                                            (149)
Income tax expense                                                                               (133)
                                                                                        -------------------
Loss from continuing operations                                                           $      (791)
Loss from discontinued operations, net of tax                                                    (125)
                                                                                        -------------------
Net loss                                                                                  $      (916)
                                                                                        ===================

                                     -more-

                                                        Three Months Ended September 30, 2002
                                     ----------------------------------------------------------------------
                                           Retail        Wholesale   Other Operations       Consolidated
                                           Energy         Energy
                                     --------------- --------------- ------------------ -------------------
Operating income (loss)                $       243    $         83    $        (51)       $       275
Loss from investments                            -              (2)              -                 (2)
Income of equity investments                     -               1               -                  1
Other, net                                      (2)              9               1                  8
                                     --------------- --------------- ------------------ -------------------
  Earnings (loss) before interest and
    income taxes                       $       241    $         91    $        (50)       $       282
Interest expense, net                                                                             (83)
Income tax expense                                                                                (91)
                                                                                        -------------------
                                                                                        -------------------
Income from continuing operations                                                         $       108
Loss from discontinued operations, net of tax                                                     (58)
                                                                                        -------------------
Net income                                                                                $        50
                                                                                        ===================

                                                      Nine Months Ended September 30, 2003
                                     ----------------------------------------------------------------------
                                         Retail        Wholesale     Other Operations       Consolidated
                                         Energy          Energy
                                     --------------- --------------- ------------------ -------------------
Operating income (loss)                $       507     $      (913)    $       (24)       $      (430)
Gains from investments                           -               1               1                  2
Loss of equity investments                       -              (1)              -                 (1)
Other, net                                     (11)              5               -                 (6)
                                     --------------- --------------- ------------------ -------------------
  Earnings (loss) before interest
    and income taxes                   $       496     $      (908)    $       (23)       $      (435)
Interest expense, net                                                                            (341)
Income tax expense                                                                                (97)
                                                                                        -------------------
Loss from continuing operations                                                           $      (873)
Loss from discontinued operations, net of tax                                                    (478)
Cumulative effect of accounting changes, net of tax                                               (24)
                                                                                        -------------------
Net loss                                                                                  $    (1,375)
                                                                                        ===================


                                                        Nine Months Ended September 30, 2002
                                     ----------------------------------------------------------------------
                                           Retail        Wholesale   Other Operations       Consolidated
                                           Energy         Energy
                                     --------------- --------------- ------------------ -------------------
Operating income (loss)                $       491     $       195     $       (59)       $       627
(Loss) gain from investments                     -              (1)              4                  3
Income of equity investments                     -              11               -                 11
Other, net                                      (2)             13              (5)                 6
                                     --------------- --------------- ------------------ -------------------
  Earnings (loss) before interest and
    income taxes                          $       489   $       218    $       (60)       $       647
Interest expense, net                                                                            (159)
Income tax expense                                                                               (189)
                                                                                        -------------------
                                                                                        -------------------
Income from continuing operations                                                         $       299
Income from discontinued operations, net of tax                                                    24
Cumulative effect of accounting change, net of tax                                               (234)
                                                                                        -------------------
Net income                                                                                $        89
                                                                                        ===================

                                     *****

This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                     # # #

                    Reliant Resources, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                (Thousands of Dollars, except per share amounts)
                                  (Unaudited)

                                                              Three Months Ended September 30,      Nine Months Ended September 30,
                                                             ------------------------------------  --------------------------------
                                                                   2003                2002            2003              2002
                                                             ----------------   -----------------  ----------------  --------------
REVENUES:
    Revenues                                                  $    3,759,040     $    5,065,446      $   9,208,821    $  8,711,628
    Trading margins                                                   26,356            115,153            (44,943)        280,882
                                                             ----------------   -----------------  ----------------  --------------
TOTAL REVENUES                                                     3,785,396          5,180,599          9,163,878       8,992,510
                                                             ----------------   -----------------  ----------------  --------------

EXPENSES:
    Fuel and cost of gas sold                                        398,675            427,709          1,078,294         825,892
    Purchased power                                                2,431,593          3,824,596          6,121,590       6,117,824

    Accrual for payment to CenterPoint Energy, Inc.                        -             89,000             46,700          89,000
    Operation and maintenance                                        215,944            235,531            645,209         588,388
    General, administrative and development                          129,308            204,429            404,976         476,195

    Wholesale energy goodwill impairment                             985,000                  -            985,000               -
    Depreciation                                                     104,501            117,394            266,745         253,460
    Amortization                                                      28,148              6,561             45,825          14,961
                                                             ----------------   -----------------  ----------------  --------------
        Total                                                      4,293,169          4,905,220          9,594,339       8,365,720
                                                             ----------------   -----------------  ----------------  --------------
OPERATING (LOSS) INCOME                                             (507,773)           275,379           (430,461)        626,790
                                                             ----------------   -----------------  ----------------  --------------

OTHER INCOME (EXPENSE):
  (Losses) gains from investments, net                                  (253)            (2,422)             1,602           3,479
  Income (loss) of equity investments                                  2,983                796               (617)         10,586
  Other, net                                                          (3,633)             7,780             (5,079)          6,583
  Interest expense                                                  (153,899)           (92,415)          (365,387)       (178,853)
  Interest income                                                      4,556              9,292             23,712          14,340

  Interest income - affiliated companies, net                              -                570                  -           4,754
                                                             ----------------   -----------------  ----------------  --------------
    Total other expense                                             (150,246)           (76,399)          (345,769)       (139,111)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES        (658,019)           198,980           (776,230)        487,679
  Income tax expense                                                 132,567             91,046             97,047         188,522
                                                             ----------------   -----------------  ----------------  --------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                            (790,586)           107,934           (873,277)        299,157
  (Loss) income from discontinued operations
    before income taxes                                             (104,350)           (10,382)          (416,304)        119,031
  Income tax expense                                                  21,403             47,116             61,014          95,823
                                                             ----------------   -----------------  ----------------  --------------
  (Loss) income from discontinued operations                        (125,753)           (57,498)          (477,318)         23,208

(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES        (916,339)            50,436         (1,350,595)        322,365

  Cumulative effect of accounting changes, net of tax                      -                  -            (24,055)       (233,600)
                                                             ----------------   -----------------  ----------------  --------------
NET (LOSS) INCOME                                             $     (916,339)    $       50,436     $   (1,374,650)   $     88,765
                                                             ================   =================  ================  ==============



  Basic (Loss) Earnings Per Common Share:
    (Loss) income from continuing operations                  $        (2.69)    $         0.37     $        (2.98)   $       1.03
    (Loss) income from discontinued operations, net of tax             (0.42)             (0.20)             (1.64)           0.08
    Cumulative effect of accounting changes, net of tax                    -                  -              (0.08)          (0.80)
                                                             ----------------   -----------------  ----------------  --------------
    Net (loss) income                                         $        (3.11)    $         0.17     $        (4.70)   $       0.31
                                                             ================   =================  ================  ==============

  Diluted (Loss) Earnings Per Common Share:
    (Loss) income from continuing operations                  $        (2.69)    $         0.37     $        (2.98)   $       1.02
    (Loss) income from discontinued operations, net of tax             (0.42)             (0.20)             (1.64)           0.08
    Cumulative effect of accounting changes, net of tax                    -                  -              (0.08)          (0.80)
                                                             ----------------   -----------------  ----------------  --------------
    Net (loss) income                                         $        (3.11)    $         0.17     $        (4.70)   $       0.30
                                                             ================   =================  ================  ==============

     Weighted Average Common Shares Outstanding (in thousands):
    - Basic                                                          294,373            290,425            292,705         289,788
    - Diluted                                                        294,373            291,584            292,705         291,703

    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on
                        Form 8-K filed on June 30, 2003

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                             (Millions of Dollars)
                                  (Unaudited)


RETAIL ENERGY SEGMENT

                                                                               RETAIL ENERGY
                                                       ----------------------------------------------------------------

                                                               Three Months                    Nine Months
                                                            Ended September 30,             Ended September 30,
                                                       ------------------------------   -------------------------------
                                                             2003           2002             2003            2002
                                                       -------------- ---------------   -------------  ----------------
RESULTS OF OPERATIONS:
     Revenues                                            $    2,014    $      1,674      $      4,883     $     3,313
     Trading margins                                             -               82                 -             150
                                                       -------------- ---------------   -------------  ----------------
Total revenues                                               2,014            1,756             4,883           3,463
                                                       -------------- ---------------   -------------  ----------------

Operating expenses:
     Fuel                                                       70               47               230              69
     Purchased power and delivery fees                       1,404            1,220             3,648           2,437
     Accrual for payment to CenterPoint Energy, Inc.             -               89                47              89
     Operation and maintenance                                  70               73               204             187
     General and administrative                                 79               73               212             165
     Depreciation and amortization                              13               11                35              25
                                                       -------------- ---------------   -------------  ----------------
         Total                                               1,636            1,513             4,376           2,972
                                                       -------------- ---------------   -------------  ----------------
Operating income                                               378              243               507             491
                                                       -------------- ---------------   -------------  ----------------

     Other non-operating loss                                   (7)              (2)              (11)             (2)
                                                       -------------- ---------------   -------------  ----------------

Earnings before interest and taxes                      $      371     $        241      $        496     $       489
                                                       ============== ===============   =============  ================


RETAIL ENERGY OPERATING DATA:
GWh Sales data (1):
     Residential                                             7,612            8,603            17,972          17,148
     Small commercial                                        3,583            4,508             9,425          10,088
     Large commercial, industrial and institutional          8,535            7,650            22,324          21,143

                                                       -------------- ---------------   -------------  ----------------
         Total                                              19,730           20,761            49,721          48,379
                                                       ============== ===============   =============  ================
(1) Gigawatt hours

Number of Customers as of September 30 (in thousands) (2):
     Residential                                                                                1,557           1,469
     Small commercial                                                                             208             219
     Large commercial, industrial and institutional  (3)                                           37              22
                                                                                        -------------  ----------------
         Total                                                                                  1,802           1,710
                                                                                        =============  ================


(2) Based on metered locations
(3) Includes customers of the Government Land Office for whom we provide the services


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on
                        Form 8-K filed on June 30, 2003

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


WHOLESALE ENERGY SEGMENT

                                                                                    WHOLESALE ENERGY
                                                           --------------------------------------------------------------------
                                                           Three Months Ended September 30,     Nine Months Ended September 30,
                                                           --------------------------------     -------------------------------
                                                                 2003              2002              2003              2002
                                                              ---------         ---------         ---------         ---------
RESULTS OF OPERATIONS:
Revenues                                                      $   1,835         $   3,439         $   4,573         $   5,483
Trading margins                                                      26                33               (45)              131
                                                              ---------         ---------         ---------         ---------
Total revenues                                                    1,861             3,472             4,528             5,614
                                                              ---------         ---------         ---------         ---------

Operating expenses:
Fuel and cost of gas sold                                           399               429             1,078               844
Purchased power                                                   1,048             2,606             2,492             3,681
Operation and maintenance                                           146               161               440               399
General, administrative and development                              56                84               191               262
Wholesale energy goodwill impairment                                985              --                 985              --
Depreciation and amortization                                       109               109               255               233
                                                              ---------         ---------         ---------         ---------
Total                                                             2,743             3,389             5,441             5,419
                                                              ---------         ---------         ---------         ---------
Operating (loss) income                                            (882)               83              (913)              195
                                                              ---------         ---------         ---------         ---------
Income (loss) of equity investments                                   3                 1                (1)               11
(Losses) gains from investments, net                               --                  (2)                1                (1)
Other non-operating income                                            3                 9                 5                13
                                                              ---------         ---------         ---------         ---------
(Loss) earnings before interest and taxes                     $    (876)        $      91         $    (908)        $     218
                                                              =========         =========         =========         =========

WHOLESALE ENERGY MARGINS BY COMMODITY:

Power                                                         $     386         $     421         $   1,005         $     960
Gas                                                                  10                20               (58)              118
Oil                                                                   1                (4)                1                 2
Other commodities                                                    (2)                1                (2)               (1)
Credit/liquidity reserves                                            19                (1)               12                10
                                                              ---------         ---------         ---------         ---------
                                                              $     414         $     437         $     958         $   1,089
                                                              =========         =========         =========         =========

WHOLESALE ENERGY MARGINS BY ACTIVITY:

Power generation                                              $     388         $     404         $   1,003         $     958
Trading                                                              26                33               (45)              131
                                                              ---------         ---------         ---------         ---------
                                                              $     414         $     437         $     958         $   1,089
                                                              =========         =========         =========         =========

TRADING MARGINS REALIZED AND UNREALIZED:
Realized                                                      $       6         $      40         $     (84)        $     153
Unrealized                                                           20                (7)               39               (22)
                                                              ---------         ---------         ---------         ---------
                                                              $      26         $      33         $     (45)        $     131
                                                              =========         =========         =========         =========

WHOLESALE ENERGY OPERATING DATA:

TRADING ACTIVITY (1):
Natural gas Bcf volumes (2)                                         190               897               765             2,925
Wholesale power sales volumes (000's Mwh) (2)                    28,077           123,310            67,450           244,332


POWER GENERATION ACTIVITY:

Wholesale power sales volumes (000's Mwh) (2)                    34,707            60,467            87,468           105,161
Wholesale power purchase volumes (000's Mwh) (2)                 22,684            46,944            57,288            75,192
                                                              ---------         ---------         ---------         ---------
Wholesale net power generation volumes (000's Mwh) (2)           12,023            13,523            30,180            29,969
                                                              =========         =========         =========         =========
Revenues per Mwh                                              $   46.46         $   53.54         $   44.14         $   46.83

(1)   Excludes financial transactions

(2)   Includes physical contracts not delivered


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on
                        Form 8-K filed on June 30, 2003

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)





OTHER OPERATIONS SEGMENT

                                                                    OTHER OPERATIONS
                                           -------------------------------------------------------------------
                                           Three Months Ended September 30,    Nine Months Ended September 30,
                                           --------------------------------    -------------------------------
                                              2003              2002             2003            2002
                                              ----              ----             ----            ----
RESULTS OF OPERATIONS:
Operating revenues                            $--                $  1            $  1             $  3
Operating expenses:
Operation and maintenance                      --                 --                1               3
General and administrative                      (7)                48               1              49
Depreciation and amortization                   11                  4              23              10
                                              ----               ----             ----            ----
Total                                            4                 52              25              62
                                              ----                ----             ----           ----
Operating loss                                  (4)                (51)            (24)            (59)
                                              ----                ----            ----           ----
Gains from investments, net                    --                  --                1              4
Other non-operating income (loss)              --                    1             --              (5)
                                             ----                ----             ----            ----
Total other income (loss)                      --                    1              1              (1)
Loss before interest and taxes               $ (4)               $(50)           $(23)           $(60)
                                             ====                ====            ====            ====


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on
                        Form 8-K filed on June 30, 2003

                    Reliant Resources, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                   December 31, 2002     September 30, 2003
                                                                   -----------------     ------------------

                                 ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                          $  1,114,850         $    130,943
   Restricted cash                                                         212,595              233,594
   Accounts and notes receivable, principally customer, net              1,341,953            1,193,511
   Inventory                                                               274,666              266,701
   Trading and marketing assets                                            635,851              235,575
   Non-trading derivative assets                                           345,551              444,345
   Other current assets                                                    514,175              398,004
   Current assets of discontinued operations                               663,862              610,195
                                                                      ------------         ------------
      Total current assets                                               5,103,503            3,512,868
   Property, plant and equipment, gross                                  7,413,163            9,155,419
   Accumulated depreciation                                               (421,784)            (647,608)
                                                                      ------------         ------------
PROPERTY, PLANT AND EQUIPMENT, NET                                       6,991,379            8,507,811
                                                                      ------------         ------------

OTHER ASSETS:
   Goodwill, net                                                         1,540,506              482,533
   Other intangibles, net                                                  736,689              717,773
   Equity investments                                                      103,199               97,270
   Trading and marketing assets                                            300,983              191,010
   Non-trading derivative assets                                            97,014              124,450
   Restricted cash                                                           7,000              315,310
   Other long-term assets                                                  410,120              618,223
   Long-term assets of discontinued operations                           2,378,427            2,057,015
                                                                      ------------         ------------
      Total other assets                                                 5,573,938            4,603,584
                                                                      ------------         ------------
      TOTAL ASSETS                                                    $ 17,668,820         $ 16,624,263
                                                                      ============         ============

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt and short-term borrowings        $    819,690         $    411,838
   Accounts payable, principally trade                                     755,267              567,216
   Trading and marketing liabilities                                       505,362              180,514
   Non-trading derivative liabilities                                      326,114              360,773
   Other current liabilities                                               430,626              455,673
   Current liabilities of discontinued operations                        1,087,808            1,074,856
                                                                      ------------         ------------
      Total current liabilities                                          3,924,867            3,050,870

OTHER LIABILITIES:
   Trading and marketing liabilities                                       232,140              174,138
   Non-trading derivative liabilities                                      162,389              139,787
   Accrual for payment to CenterPoint Energy, Inc.                         128,300              175,000
   Other long-term liabilities                                             799,908              884,929
   Long-term liabilities of discontinued operations                        759,818              801,007
                                                                      ------------         ------------
      Total other liabilities                                            2,082,555            2,174,861
                                                                      ------------         ------------
LONG-TERM DEBT                                                           6,008,510            7,113,308
                                                                      ------------         ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY                                                     5,652,888            4,285,224
                                                                      ------------         ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 17,668,820         $ 16,624,263
                                                                      ============         ============


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on
                        Form 8-K filed on June 30, 2003

                    Reliant Resources, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                                                Nine Months Ended September 30,
                                                                                                --------------------------------
                                                                                                   2003                2002
                                                                                                -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                                               $(1,374,650)        $    88,765
Loss (income) from discontinued operations                                                          477,318             (23,208)
                                                                                                -----------         -----------
Net (loss) income from continuing operations and cumulative effect of accounting changes           (897,332)             65,557
ADJUSTMENTS TO RECONCILE NET (LOSS) INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
   Cumulative effect of accounting changes                                                           24,055             233,600
   Wholesale energy goodwill impairment                                                             985,000                --
   Depreciation and amortization                                                                    312,570             268,421
   Deferred income taxes                                                                             28,865             187,113
   Net trading and marketing assets and liabilities                                                 (38,511)             (8,859)
   Net non-trading marketing assets and liabilities                                                  45,869             (21,584)
   Net amortization of contractual rights and obligations                                            (7,997)            (50,128)
   Amortization of deferred financing costs                                                          69,510               1,219
   Undistributed earnings of consolidated subsidiaries                                                3,575              (7,612)
   Accrual for payment to CenterPoint Energy, Inc.                                                   46,700              89,000
   Curtailment and related benefit enhancement                                                         --                47,356
   Other, net                                                                                        (9,721)            (11,837)
   Changes in working capital                                                                       (18,864)           (409,542)
                                                                                                -----------         -----------
Net cash provided by continuing operations from operating activities                                543,719             382,704
Net cash used in discontinued operations from operating activities                                  (15,968)           (110,474)
                                                                                                -----------         -----------
Net cash provided by operating activities                                                           527,751             272,230
                                                                                                -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                                             (472,016)           (455,469)
  Business acquisition, net of cash acquired                                                           --            (2,963,801)
  Restricted cash                                                                                  (271,516)               --
  Other, net                                                                                            259                (929)
                                                                                                -----------         -----------
Net cash used in continuing operations from investing activities                                   (743,273)         (3,420,199)
Net cash (used in) provided by discontinued operations from investing activities                    (13,360)            118,230
                                                                                                -----------         -----------
Net cash used in investing activities                                                              (756,633)         (3,301,969)
                                                                                                -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                                    1,611,850              13,537
  Payments of long-term debt                                                                     (1,134,361)           (192,785)
  (Decrease) increase in short-term borrowings and revolving credit facilities, net              (1,072,976)          4,284,145
  Changes in notes with affiliated companies, net                                                      --               385,652
  Payments of financing costs                                                                      (183,101)            (10,174)
  Other, net                                                                                          7,684              13,670
                                                                                                -----------         -----------
Net cash (used in) provided by continuing operations from financing activities                     (770,904)          4,494,045
Net cash used in discontinued operations from financing activities                                      (10)           (202,435)
                                                                                                -----------         -----------
Net cash (used in) provided by financing activities                                                (770,914)          4,291,610
                                                                                                -----------         -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                         15,889               5,845
                                                                                                -----------         -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                            (983,907)          1,267,716
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                  1,114,850              97,579
                                                                                                -----------         -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $   130,943         $ 1,365,295
                                                                                                ===========         ===========


    Reference is made to the notes to the consolidated financial statements contained in Reliant Resources, Inc.'s Current Report on
                        Form 8-K filed on June 30, 2003


FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber
(713) 497-3042